EXHIBIT 10.4
                                 PLAN OF MERGER


         PLAN OF MERGER ("Plan"), dated as of May 20, 2005, among Cenuco, Inc., a Delaware corporation ("Parent"), Hermes Holding Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Hermes Acquisition Company I LLC, a Delaware limited liability company ("Hermes"). Merger Sub and Hermes are sometimes collectively referred to in this Plan as the "Constituent Entities."

         WHEREAS, this Agreement is being entered into to provide for the merger of Merger Sub with and into Hermes (the "Merger"). Upon the Merger, the separate existence of Merger Sub shall cease and Hermes shall continue under the laws of the State of Delaware as the surviving entity; and

         WHEREAS, pursuant to the General Corporation Law of Delaware (the "GCL") and the Limited Liability Company Act of Delaware ("LLC Act"), at the Effective Time (as defined in Section 1.5), the limited liability company interests in Hermes ("Interests") will be converted into the number specified in
Section 2.1 hereof of shares of Preferred Stock, par value $.001 per share, of Parent designated as "Series A Junior Participating Preferred Stock" (the "Cenuco Preferred Stock") and having the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions as set forth in Exhibit F (the "Certificate of Designation") to the Merger Agreement, dated March 16, 2005, among Parent, Merger Sub and Hermes, as amended, and subject to adjustment as provided in Section 2.7 of this Plan.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 Certificate of Designation; Certificate of Merger. Immediately prior to the filing of the certificate of merger referred to in Section 1.5, Parent shall file the Certificate of Designation with the Secretary of State of Delaware. Promptly thereafter, Hermes shall file the certificate of merger with the Secretary of State of Delaware evidencing the merger of the Constituent Entities.

         1.2 The Merger. In accordance with the provisions of this Plan and the GCL, at the Effective Time, Merger Sub shall be merged with and into Hermes, the separate existence of Merger Sub shall cease, and Hermes shall thereafter continue as the surviving entity (the "Surviving Entity") under the laws of the State of Delaware. The Merger shall have the effects set forth in the GCL and the LLC Act.

         1.3 Certificate of Formation and Operating Agreement. At the Effective Time, the Certificate of Formation and Limited Liability Company Operating Agreement of Hermes, as


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then in effect, shall continue in effect as the Certificate of Formation and
Operating Agreement of the Surviving Entity in the Merger.

         1.4 Members, Managers and Officers. At the Effective Time, (a) Parent shall become the sole Member of Hermes, (b) the officers and directors of Merger Sub shall resign their respective positions, and (c) the officers and managers of Hermes shall continue to serve in their capacities as the officers and managers of the Surviving Entity until their successors are duly appointed or elected in accordance with applicable law.

         1.5 Effective Time. The Merger shall become effective at the time and date of the filing of a certificate of merger with the Department of State of the State of Delaware, or at such later time and date as provided for in such certificate of merger as may be permitted by the GCL and the LLC Act (such time and date is referred to in this Plan as the "Effective Time").

                                   ARTICLE II

                             CONVERSION OF INTERESTS

         2.1 Conversion of Interests. At the Effective Time, each one percent (1%) Interest in Hermes outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof, be converted into the right to receive that number of shares of Cenuco Preferred Stock that is equal to the quotient (rounded to the nearest one hundred thousandth) of which the numerator is equal to the product of (x) 0.65 and (y) number of issued and outstanding shares of Cenuco Common Stock (as defined in Section 2.6) at the Effective Time and the denominator of which is equal to 350,000. The shares of Cenuco Preferred Stock to be issued to the holders of Interests in Hermes upon consummation of the Merger are sometimes referred to in this Plan as the "Merger Consideration". The Merger Consideration is subject to adjustment as provided in Section 2.7 of this Plan.

         2.2 Merger Sub Common Stock. Each share of Merger Sub's common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time (each of which is owned by Parent) shall be automatically cancelled without any consideration in respect thereof. As a result of the Merger, Parent shall become the owner of all of the outstanding Interests in Hermes.

         2.3 No Transfers. At or after the Effective Time, there shall be no transfers on the transfer books of Hermes of Interests in Hermes that were outstanding immediately prior to the Effective Time.

         2.4 No Fractional Shares. No fractional shares of Cenuco Common Stock (as defined in Section 2.6) shall be issued pursuant to Section 2.7(a) of this Plan. In lieu of the issuance of any fractional share of Cenuco Common Stock pursuant to Section 2.7(a), cash adjustments shall be paid to former holders of Interests in respect of any fractional share of Cenuco Common Stock that would otherwise be issuable.

         2.5 Surrender of Interests. Upon delivery to Parent of such documents as Parent shall reasonably request, each holder of an Interest shall be entitled to receive promptly after the

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 Effective Time in exchange therefor a certificate representing that number of shares of Cenuco Preferred Stock that such holder has the right to receive pursuant to this Article II, and the Interest shall be cancelled. Until converted as contemplated by this Section, each Interest shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the Interests in Hermes formerly represented thereby.

         2.6 No Appraisal Rights. The parties agree that, in accordance with
Section 262 of the GCL, no appraisal rights will be available to the holders of shares of Common Stock, par value $.001 per share, of Parent (the "Cenuco Common Stock") in connection with the Merger.

         2.7 Adjustments. (a) (i) As of the date of this Plan, Parent has issued and outstanding certain warrants, options and other rights to purchase shares of Cenuco Common Stock (collectively, the "Purchase Rights").

                  (ii) In addition, certain of the Purchase Rights provide for an adjustment in the number of shares of Cenuco Common Stock issuable upon exercise of such Purchase Rights in the event that Parent shall issue, or be deemed to have issued, certain additional shares of Cenuco Common Stock without consideration or for a consideration per share less than a specified price (a "Share Adjustment Provision").

                  (iii) In the event that, at any time on or after the date that the shares of Cenuco Preferred Stock are converted into shares of Cenuco Common Stock (the "Conversion Date"), any Purchase Rights are exercised and Parent is required to issue additional shares of Cenuco Common Stock to the holder or holders of Purchase Rights, whether as a result of the exercise of the Purchase Rights, the operation of the Share Adjustment Provision or otherwise, the Merger Consideration shall be adjusted to reflect such issuances, as follows: for each share of Cenuco Common Stock issued to the holders of Purchase Rights pursuant to the exercise of any such Purchase Rights, the holders of Interests in Hermes shall be entitled to receive 1.857 shares of Cenuco Common Stock. Such additional shares of Cenuco Common Stock shall be issued and delivered to the former holders of Interests in Hermes promptly after they are determined to be issuable.

         (b) In the event that on or after the Conversion Date, there shall be declared or effected a stock split, reverse stock split, stock dividend or stock distribution (including any dividend, or distribution, of securities convertible into Cenuco Common Stock), reorganization, recapitalization, reclassification or similar event made with respect to Cenuco Common Stock, the number of shares issuable pursuant to paragraph (a) of this Section 2.7 shall be adjusted to reflect fully the appropriate effect of such event.

         (c) The provisions of this Section 2.7 shall survive the Effective Time and shall continue in effect so long as any Purchase Rights referred to in this Section remain outstanding.

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                                   ARTICLE III

                      APPROVALS, AMENDMENTS AND TERMINATION

         3.1 Approvals. This Plan (a) has been adopted and approved by the Board of Directors of Merger Sub and the Members and managers of Hermes and (b) has been approved by Parent in its capacity as the sole stockholder of Merger Sub, in accordance with the GCL. This Plan has not been approved or adopted by the stockholders of Parent as Parent is not a Constituent Entity to the Merger and no such approval is required pursuant to the GCL.

         3.2 Amendment. At any time prior to the Effective Time and for any reason, this Plan may be amended by an agreement in writing executed in the same manner as this Plan, after due authorization thereof by the Board of Directors of Merger Sub and the managers of Hermes; provided, however, that after approval of this Plan by the holders of Interests in Hermes, this Plan may not be amended, without such further approval as is required by law, to the extent that such amendment would (a) change the amount or kind of shares to be received by the holders of Interests in Hermes in the Merger, or (b) effect any change that would adversely affect the rights of the holders of Interests in Hermes under this Plan.

         3.3 Termination. Notwithstanding the adoption of this Plan by the Constituent Entities, this Plan may be terminated and abandoned at any time prior to the filing of a certificate of merger by the Secretary of State of Delaware in the event that the Board of Directors of Merger Sub and the managers of Hermes shall determine, in their discretion, to do so. Upon any such termination, this Plan shall become null and void and have no force or effect.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Governing Law. This Plan shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

         4.2 Counterparts. This Plan may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Facsimile signatures on this Plan shall be valid and effective for all purposes.

         4.3 Further Assurances. If, at any time or times from and after the Effective Time, the Surviving Entity shall consider or be advised that any further assignment or assurance is necessary or desirable to vest in the Surviving Entity the title to any property or rights of Merger Sub or Hermes, the proper officers of the Surviving Entity are hereby authorized, in the name of the Surviving Entity or otherwise, to execute and deliver all such assignments and assurances, and to do all other things necessary or proper to vest such property or rights in the Surviving Entity and otherwise to carry out the purposes of this Plan.

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         4.4 Successors. The provisions of this Plan shall inure to the benefit of the successors and assigns of the parties and the holders of Interests in Hermes, including without limitation, any transferees of such Interests, in whole or in part.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed and delivered as of the day and year first above written.

                                             CENUCO, INC.

                                             By:  /s/ Steven Bettinger
                                                ------------------------------
                                                      Steven Bettinger,
                                                      President


                                             HERMES HOLDING COMPANY, INC.

                                             By:  /s/ Steven Bettinger
                                                ------------------------------
                                                      Steven Bettinger,
                                                      President

                                             HERMES ACQUISITION COMPANY I
                                             LLC

                                             By:  /s/ Joseph A. Falsetti
                                                ------------------------------
                                                      Joseph A. Falsetti
                                                      Manager

         The undersigned hereby certify, pursuant to Sections 264 and 251 of the GCL and Section 18-209 of the LLC Act, that the foregoing Plan has been adopted by board of directors and the sole stockholder of Hermes Holding Company, Inc. and the members and managers of Hermes Acquisition Company I LLC, respectively.

                                             HERMES HOLDING COMPANY, INC.

                                             By:  /s/ Steven Bettinger
                                                ------------------------------
                                                      Steven Bettinger,
                                                      President


                                             HERMES ACQUISITION COMPANY I
                                             LLC

                                             By:  /s/ Joseph A. Falsetti
                                                ------------------------------
                                                      Joseph A. Falsetti
                                                      Manager

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